UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported: January 10, 2007
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Eaton Center Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
RAISING FOURTH QUARTER EARNINGS GUIDANCE & UPDATE
ON RECENT EVENTS AFFECTING FOURTH QUARTER EARNINGS
Eaton (“the Company”) is today raising its earnings guidance for the fourth quarter of 2006 and providing details on tax settlements reached in the fourth quarter as well as on certain plant closure decisions and other actions taken during the fourth quarter as part of the Company’s Excel 07 program. Excel 07 is the program the Company initiated in the first quarter of 2006 to address resource levels and operating performance in businesses which underperformed in 2005 and businesses in which markets were expected to soften during the second half of 2006 and in 2007. As disclosed previously, the Excel 07 program includes the costs of the actions as well as funding sources such as savings generated from the actions, sales of non-strategic product lines, and benefits from corporate actions such as resolution of tax audits.
During the fourth quarter, the Company realized an income tax benefit of $32 million resulting from the resolution in the fourth quarter 2006 of international income tax items. Also, during the fourth quarter, the Company incurred costs to close additional plants and reduce headcount in both manufacturing and office locations pursuant to the Excel 07 program. The majority of the net Excel 07 costs incurred in the fourth quarter were in the Truck segment. In total, the net of the $32 million income tax benefit and the Excel 07 actions is expected to be neutral to earnings in the fourth quarter.
In addition, the Research and Experimentation tax credit was reenacted into US law in December. As a result of the Research and Experimentation tax credit and the $32 million tax benefit noted above, overall tax expense for the fourth quarter is expected to be minimal.
As a result, the Company is increasing its guidance for fourth quarter earnings by approximately $.05 per share, factoring in the reduction in taxes from the Research and Experimentation tax credit, resulting in new guidance for fourth quarter 2006 net income per share of between $1.50 and $1.60, and operating earnings per share, which exclude charges of approximately $.05 per share to integrate recent acquisitions, of between $1.55 and $1.65.

Forward Looking Statements
Certain statements contained herein concerning anticipated costs, charges, strategies, and contingencies of the Company constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events. There can be no assurance that these future events will occur as anticipated or that the Company’s results will be as estimated. For a description of certain factors that could cause the Company’s future results to differ materially from those expressed in one or more of these forward-looking statements, see Part I, Item 1A (entitled “Risk Factors”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eaton Corporation

Date: January 10, 2007	/s/ R.H. Fearon R.H. Fearon Executive Vice President - Chief Financial and Planning Officer